UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

Newmark Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38329	81-4467492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Park Avenue, New York, NY 10017
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 372-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	NMRK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, Newmark Group, Inc. (the “Company”) is a party to a credit agreement dated November 28, 2018, as amended (the “Credit Agreement”). On February 26, 2020, Newmark entered into an agreement to amend the terms of its committed senior unsecured revolving credit facility (the “Revolving Credit Facility”), increasing its size to $425 million and extending the maturity date to February 26, 2023. The Company may repay amounts borrowed at any time without penalty. The interest rate on the Revolving Credit Facility is LIBOR plus 1.75% per annum, subject to a pricing grid linked to Newmark’s credit ratings from Standard & Poor’s and Fitch. The new agreement amended the terms of the Company’s previous $250 million revolving credit facility maturing on November 26, 2021 with an interest rate of LIBOR plus 2.00% per annum. On March 16, 2020, the Revolving Credit Facility was again upsized from $425 million to $465 million. The proceeds from the Revolving Credit Facility may be used for general corporate purposes.

On March 17, 2020, the Company provided notice to the Administrative Agent under the Credit Agreement to draw $180 million under the Revolving Credit Facility, resulting in an aggregate draw of $255 million since the filing of the Company’s Annual Report on Form 10-K on February 28, 2020. Newmark took these actions largely as a precautionary measure in order to preserve its financial flexibility considering current uncertainty in the global markets resulting from the COVID-19 outbreak. Newmark has no meaningful debt maturities due until 2023 and there are currently no plans to deploy the funds recently drawn under the Revolving Credit Facility. As of March 20, 2020, a total of $415 million out of an available $465 million was outstanding under the Revolving Credit Facility.

In addition to what is recorded on Newmark’s balance sheet as of December 31, 2019, the Company expects to receive gross proceeds of approximately $400 million over time with respect to unmonetized tranches of shares of Nasdaq, Inc. (“the “Earn-out”). This estimate is based on the March 20, 2020 Nasdaq closing price of $80.50. The only condition for Newmark to receive the Earn-out is for Nasdaq to produce at least $25 million in gross revenues for the applicable year. Nasdaq’s gross revenues were $4.3 billion in 2019.

Discussion of Forward-Looking Statements about Newmark

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Newmark Group, Inc.

Date: March 20, 2020	By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman

[Signature Page to Form 8-K, dated March 17, 2020, regarding Credit Facility Drawdown]